Exhibit 4.27

EXECUSION VERSION

STEEL DYNAMICS, INC.,

as the Company,

and

STEEL DYNAMICS SALES NORTH AMERICA, INC.

NEW MILLENNIUM BUILDING SYSTEMS, LLC

ROANOKE ELECTRIC STEEL CORPORATION

STEEL OF WEST VIRGINIA, INC.

STEEL VENTURES, INC.

SWVA, INC.

MARSHALL STEEL, INC.

THE TECHS INDUSTRIES, INC.

OMNISOURCE CORPORATION

JACKSON IRON & METAL COMPANY, INC.

OMNISOURCE, LLC

OMNISOURCE TRANSPORT, LLC

SUPERIOR ALUMINUM ALLOYS, LLC

OMNISOURCE SOUTHEAST, LLC

STEEL DYNAMICS COLUMBUS, LLC

as the Initial Subsidiary Guarantors,

and

Wells Fargo Bank, National Association,

as the Trustee

Indenture

Dated as of December 6, 2016

5.000% Senior Notes due 2026

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
§ 310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(5)	7.10
(b)		7.03; 7.08
§ 311(a)		7.03
(b)		7.03
§ 312(a)		2.04
(b)		11.02
(c)		11.02
§ 313(a)		7.06
(b)	(2)	7.07
(c)		7.05; 7.06; 11.02
(d)		7.06
§ 314(a)		4.11; 11.02
(a)	(4)	4.10; 11.02
(c)	(1)	11.03
(c)	(2)	11.03
(e)		4.10; 11.04
§ 315(a)		7.01; 7.02
(b)		7.02; 7.05; 11.02
(c)		7.02; 7.01
(d)		7.01; 7.02
(e)		6.11
§ 316(a)		2.10; 6.06
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(b)		6.07
(c)		9.03
§ 317(a)	(1)	6.08
(a)	(2)	6.09
(b)		2.05
§ 318(a)		11.01
(c)		11.01

i

INDENTURE, dated as of December 6, 2016 among STEEL DYNAMICS, INC., an Indiana corporation (the “Company”), the Initial Subsidiary Guarantors (as defined herein), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $400,000,000 aggregate principal amount of its 5.000% Senior Notes due 2026 (the “Notes”) issuable as provided in this Indenture.  All things necessary to make this Indenture a valid agreement of the Company and the Initial Subsidiary Guarantors, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided, and the Initial Subsidiary Guarantors have done all things necessary to make the Note Guarantees valid obligations of the Initial Subsidiary Guarantors as hereinafter provided.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

AND THIS INDENTURE FURTHER WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                                           Definitions.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Co-Registrar, DTC Custodian, Paying Agent or authenticating agent.

“Agent Members” has the meaning provided in Section 2.07(a).

“Applicable Premium” means, with respect to a Note on any Redemption Date, the greater of:

(i)            1.0% of the principal amount of such Note, and

(ii)           the excess, if any, of (A) the present value as of such Redemption Date of (I) the Redemption Price of such Note on December 15, 2021 (such Redemption Price being described in Section 3.01(a)), plus (II) all required interest payments due on such Note through December 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (B) the then outstanding principal of such Note.

“Applicable Procedures” means, with respect to any matter at any time relating to a Global Note, the rules, policies and procedures of the Depositary applicable to such matter.

“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York or in the city of the Corporate Trust Office of the Trustee are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Change of Control” means such time as:

(i)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(ii)           a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in

Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(iii)          the adoption of a plan relating to the liquidation or dissolution of the Company;

(iv)          individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(v)           the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

“Consolidated Tangible Assets” means the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Subsidiaries, prepared in conformity with GAAP.

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered as to this Indenture, which office is, at the date of this Indenture, located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention:  Corporate Municipal and Escrow Services, and for Agent services such office shall also mean the office or agency of the Trustee located at the date hereof is located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55479.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of November 14, 2014, as amended from time to time, among the Company, as borrower, certain designated “Initial Lenders,” PNC Bank, National Association, as Collateral Agent, PNC Bank, National Association, as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as Documentation Agents, and Merrill Lynch, Pierce Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers, and the lenders from time to time party thereto, together with any agreements, instruments, security agreements, guaranties and other documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments, security agreements, guaranties or other documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refunding, refinancing, replacement or substitution thereof or therefor, whether with the same or different lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuance of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“DTC” means The Depository Trust Company.

“DTC Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Events of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code and does not guarantee or otherwise provide direct credit support for any Indebtedness of the Company or any Subsidiary Guarantor.

“Funded Debt” means all Indebtedness having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Indebtedness owed to the Company or a Subsidiary of the Company.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Closing Date.

“Global Notes” has the meaning provided in Section 2.01.

“Global Note Legend” has the meaning provided in Section 2.02.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indebtedness” means indebtedness for borrowed money.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

“Initial Subsidiary Guarantors” means each Subsidiary of the Company that on the Closing Date has Guaranteed the Company’s obligations under the Credit Agreement or its existing senior notes, including Steel Dynamics Sales North America, Inc., an Indiana corporation, New Millennium Building Systems, LLC, an Indiana limited liability company, Roanoke Electric Steel Corporation, an Indiana corporation, Steel of West Virginia, Inc., a Delaware corporation, Steel Ventures, Inc., a Delaware corporation, SWVA, Inc., a Delaware corporation, Marshall Steel, Inc., a Delaware corporation, The Techs Industries, Inc., a Delaware corporation, OmniSource Corporation, an Indiana corporation, Jackson Iron & Metal Company, Inc., a Michigan corporation, OmniSource, LLC, an Indiana limited liability company, OmniSource Transport, LLC, an Indiana limited liability company, Superior Aluminum Alloys, LLC, an Indiana limited liability company, OmniSource Southeast, LLC, a Delaware limited liability company, and Steel Dynamics Columbus, LLC, a Delaware limited liability company.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means each semiannual interest payment date on June 15 and December 15 of each year, commencing June 15, 2017 with respect to the Notes issued on the Closing Date.

“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s) or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Cash Proceeds” means the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a person who is not a “U.S. person” (as defined in Regulation S).

“Note Guarantee” means a Guarantee of the obligations of the Company under this Indenture and the Notes by any Subsidiary Guarantor.

“Notes” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture.  For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

“Offering Memorandum” means the final offering memorandum dated November 29, 2016 relating to the offer and sale of the Notes issued on the Closing Date.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing or otherwise sending in accordance with the procedures of the Depositary a notice to the Trustee and each Holder stating:

(i)                                     that all Notes validly tendered will be accepted for payment on a pro rata basis;

(ii)                                  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(iii)                               that any Note not tendered will continue to accrue interest pursuant to its terms;

(iv)                              that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(v)                                 that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed (or transfer by book-entry transfer), to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(vii)                           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis (with such adjustments as needed so that no Notes purchased in part shall be in an unauthorized denomination) Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit by 11:00 a.m. (New York City time) with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered (or transferred by book-entry transfer); provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.  The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the Paying Agent for an Offer to Purchase.  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase upon a Change of Control.

“Officer” means, with respect to the Company, (i) the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof.  Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

“Offshore Global Notes” has the meaning provided in Section 2.01.

“Offshore Physical Notes” has the meaning provided in Section 2.01.

“Operating Property” means any real property, including any manufacturing plant or warehouse erected thereon, or equipment located in the United States owned by, or leased to,

the Company, or any Subsidiary of the Company, that has a market value in excess of $50.0 million.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee, that meets the requirements of Section 11.04.  Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

“Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.  The term “Paying Agent” includes its successors and assigns and any additional Paying Agent.

“Paying Agent Office” means the designated office of the Trustee at which the corporate trust paying agent office of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55479; Attention:  Corporate Trust Operations.

“Payment Date” has the meaning provided in the definition of Offer to Purchase.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning provided in Section 2.01.

“principal” of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

“Private Placement Legend” means the legend initially set forth as the first legend on the Notes in the form set forth in Section 2.02.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or a “-”):  AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories (any of which may include a numeric qualifier):  Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning provided in Section 2.04.

“Registration Rights Agreement” means (i) in the case of the Notes issued on the Closing Date, the registration rights agreement among the Company, the Initial Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers set forth on Schedule II thereto, dated December 6, 2016, including any supplements, joinder or amendments thereto and (ii) in the case of any additional Notes, a registration rights agreement between the Company and the other parties thereto relating to such additional Notes.

“Registration Statement” has the meaning provided in the Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee in its Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.  Restricted Notes are required to bear the Private Placement Legend.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of the Company of any property or assets, which property or assets have been or are to be sold or transferred by the Company or any Subsidiary of the Company to such Person.

“S&P” means Standard & Poor’s Ratings Group, a division of S&P Global Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning provided in Section 2.04.

“Shelf Registration Statement” has the meaning provided in the Registration Rights Agreement.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the Closing Date; provided that all references to 10% in the definition of “significant subsidiary” in Article 1 of Regulation S-X of the Securities Act shall be deemed to be 7.5%.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, or other entity of which at least a majority of the common equity interests are, at the time directly or indirectly owned by the Company, or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Subsidiary of the Company which provides a Note Guarantee of the Company’s obligations under the Indenture and the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

“Treasury Rate” means as of any Redemption Date of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2021; provided, however, that if the period from the Redemption Date to December 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to December 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

“United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“Unrestricted Global Note” means a Global Note that is an Unrestricted Note.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

“Unrestricted Subsidiary” means STLD Holdings, Inc., Dynamic Aviation, LLC, Vulcan Threaded Products, Inc., OmniSource Southwest, LLC, Paragon Steel Enterprises, LLC and each of their respective direct and indirect Subsidiaries; provided, however, in the event (a) any such Subsidiary Guarantees Indebtedness of the Company or any Subsidiary Guarantor in an aggregate amount exceeds $50 million or (b) the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) contributes or otherwise transfers (other than a sale for fair market value) any Operating Property (including shares of stock of a Subsidiary that owns the Operating Property) to such Subsidiary, in either case such Subsidiary shall cease to be an Unrestricted Subsidiary and if such Subsidiary would be a Significant Subsidiary, such Subsidiary will Guarantee payment of the principal of, premium if any and interest on the Notes.

“U.S. Global Notes” has the meaning provided in Section 2.01.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Physical Notes” has the meaning provided in Section 2.01.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.02.                                                           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security holder” means a Holder or a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.                                                           Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and words in the plural include the singular;

(v)                                 provisions apply to successive events and transactions;

(vi)                              “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)                           all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

(viii)                        all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE TWO
THE NOTES

SECTION 2.01.                                                           Form and Dating.

The Notes and the accompanying Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or any Subsidiary Guarantor is subject or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.  To the extent applicable, the Company, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form in substantially the form set forth in Exhibit A (the “U.S. Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form in substantially the form set forth in Exhibit A (the “Offshore Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Notes transferred to Institutional Accredited Investors pursuant to Section 2.08(a) of this Indenture shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Increases or Decreases in Global Note” attached thereto) (the “U.S. Physical Notes”).  Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (but without the Global Note Legend thereon and without the

“Schedule of Increases or Decreases in Global Note” attached thereto) (the “Offshore Physical Notes”).

The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.”  The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the “Global Notes.”

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.                                                           Restrictive Legends.

Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (x) each U.S. Global Note and each U.S. Physical Note shall be a Restricted Note and bear the legend set forth below on the face thereof and (y) each Offshore Physical Note and each Offshore Global Note shall be a Restricted Note and bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO STEEL DYNAMICS, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER IS AN EXHIBIT TO THE INDENTURE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO STEEL DYNAMICS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE

WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND STEEL DYNAMICS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

Each Global Note, whether or not an Exchange Note, Restricted Global Note or Unrestricted Global Note shall also bear the following legend (the “Global Note Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN THE NAME OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

SECTION 2.03.                                                           Execution, Authentication and Denominations.

Subject to Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Notes shall be executed by one Officer of the Company.  The signature of this Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

If the Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes.  Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

The Trustee may appoint an authenticating agent to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.  An authenticating agent has the same rights as an Agent to deal with the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 in principal amount and multiples of $1,000 in excess thereof.

SECTION 2.04.                                                           Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Security Register”).  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent.  If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the

Company shall appoint the Trustee to act as, and the Trustee shall act as, such Registrar, Paying Agent and/or agent for service of notices and demands.  The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.05.                                                           Paying Agent to Hold Money in Trust.

Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.  If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

SECTION 2.06.                                                           Transfer and Exchange.

The Notes are issuable only in registered form.  A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register.  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, Section 3.08 or Section 9.04).

The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.07.                                                           Book-Entry Provisions for Global Notes.

The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.  The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(a)                                 Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.  In addition, U.S. Physical Notes and Offshore Physical Notes shall be executed and delivered to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

(c)                                  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in another Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)                                 In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

(e)                                  In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

(f)                                   Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

(g)                                  Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

(h)                                 The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.08.                                                           Special Transfer Provisions.

Unless and until (i) a Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement or (ii) the Private Placement Legend is no longer required pursuant to Section 2.02, the following provisions shall apply:

(a)                                 Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

(i)                                     The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

(ii)                                  If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of U.S. Physical Notes or an interest in U.S. Global Notes to a QIB (excluding Non-U.S. Persons):

(i)                                     If the Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Private Placement Legend or U.S.

Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

(ii)                                  If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

(c)                                  Transfers of Interests in the Offshore Global Notes or Offshore Physical Notes.  The following provisions shall apply with respect to any transfer of interests in the Offshore Global Notes or Offshore Physical Notes:

(i)                                     Prior to the removal of the Private Placement Legend from an Offshore Global Note or Offshore Physical Note pursuant to Section 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.08(b) or Section 2.08(d), as the case may be; and

(ii)                                  After such removal, the Registrar shall register the transfer of any such Note without requiring additional certification.

(d)                                 Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

(i)                                     The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

(ii)                                  (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

(e)                                  Private Placement Legend.  Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Restricted Notes or beneficial interests in Restricted Global Notes, the Registrar shall deliver only Restricted Notes or credit the account of the applicable transferee with a beneficial interest in a Restricted Global Note, as the case may be, unless (i) the Private Placement Legend is no longer required by Section 2.02 or (ii) the Trustee has received from the Company an Officers’ Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

(f)                                   General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with restrictions on the transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture until such time as the Private Placement Legend is no longer required pursuant to Section 2.02 and such Private Placement legend is removed pursuant to Section 2.02.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Private Placement Legend is no longer required pursuant to Section 2.02 and such Private Placement legend is removed pursuant to Section 2.02; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08.  The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.  The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.09.                                                           Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met.  If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note.  In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and each Subsidiary Guarantor and shall be entitled to the benefits of this Indenture.

SECTION 2.10.                                                           Outstanding Notes.

Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.11.                                                           Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.12.                                                           Cancellation.

The Company, at any time, may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

SECTION 2.13.                                                           CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices, including notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice or notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in “CUSIP,” “CINS” or “ISIN” numbers for the Notes.

SECTION 2.14.                                                           Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date.  A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.15.                                                           Issuance of Additional Notes.

The Company may, subject to Article Four of this Indenture and applicable law, issue additional Notes under this Indenture.  The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE THREE
REDEMPTION

SECTION 3.01.                                                           Right of Redemption.

(a)                                 The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on or after December 15, 2021 and prior to maturity, upon not less than 30 nor more than 60 days’ prior written notice mailed by first-class mail to each Holder’s last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Year	Redemption Price
2021	102.500%
2022	101.667%
2023	100.833%
2024 and thereafter	100.000%

(b)                                 At any time prior to December 15, 2019, the Company may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of our common stock at a Redemption Price (expressed as a percentage of principal amount) of 105.000%, plus accrued interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (A) at least 65% of the aggregate principal amount of the Notes originally issued on the Closing Date remains outstanding after each such redemption and (B) notice of any such redemption is mailed or sent within 90 days of each such sale of common stock.

(c)                                  At any time or from time to time prior to December 15, 2021, the Company may redeem all or a portion of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder or otherwise sent in accordance with the procedures of the Depositary, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date).

SECTION 3.02.                                                           Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.  If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Notes to be redeemed, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.

The Company shall give each notice provided for in this Section 3.02 in an Officers’ Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

SECTION 3.03.                                                           Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, subject to DTC procedures, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption.  Notes in denominations of $2,000 in principal amount may only be redeemed in whole.  The Trustee may select for redemption portions (equal to $2,000 in principal amount or multiples of $1,000 in excess thereof) of Notes that have denominations larger than $2,000 in principal amount.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

SECTION 3.04.                                                           Notice of Redemption.

With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price, or manner of computation if not then known;

(iii)                               the name and address of the Paying Agent;

(iv)                              that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

(v)                                 that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(vi)                              that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or multiples of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued (or transferred by book-entry transfer); and

(vii)                           that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company.  If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

SECTION 3.05.                                                           Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice.  In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.06.                                                           Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.07.                                                           Payment of Notes Called for Redemption.

If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest.  Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

SECTION 3.08.                                                           Notes Redeemed in Part.

Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

SECTION 3.09.                                                           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR
COVENANTS

SECTION 4.01.                                                           Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date by 11:00 a.m. (New York City time) money designated for and sufficient to pay the installment.  If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05.  As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.  Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Company.  All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Holders absent manifest error.  The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification.  The Trustee shall forward calculations made by the Company to any Holder of Notes upon request.

SECTION 4.02.                                                           Maintenance of Office or Agency.

The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Paying Agent Office of the Trustee as such office or agency of the Company where Notes may be surrendered for registration of transfer or exchange or for presentation for payment.

The Company hereby initially designates the Corporate Trust Office of the Trustee as such office where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

SECTION 4.03.                                                           Limitation on Liens.

The Company will not, and will not permit any of its Significant Subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Mortgage upon any of its properties or assets, whether owned on the Closing Date or thereafter acquired, without effectively providing concurrently that the Notes are secured equally and ratably with or, at the Company’s option, prior to such Indebtedness so long as such Indebtedness shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Indebtedness secured by:

(i)                                     Mortgages on any property or assets existing at the time of the acquisition thereof by the Company or any Significant Subsidiary;

(ii)                                  Mortgages on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Significant Subsidiaries or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to the Company or any of its Significant Subsidiaries; provided that any such Mortgage does not extend to any property or assets owned by the Company or any of its Significant Subsidiaries immediately prior to such merger, consolidation, sale, lease or disposition;

(iii)                               Mortgages on property or assets of a Person existing at the time such Person becomes a Significant Subsidiary of the Company;

(iv)                              Mortgages in favor of the Company or any of its Restricted Subsidiaries;

(v)                                 Mortgages on property or assets (including shares of Capital Stock of any Subsidiary formed to acquire, construct, develop or improve such property) to secure all or part of the cost of acquisition, construction, development or improvement of such property, or to secure Indebtedness incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or assets or (b) the placing in operation of such property or assets;

(vi)                              Mortgages to secure obligations under Credit Facilities in an aggregate principal amount not to exceed the greater of (A) $1,000 million and (B) the sum of an amount equal to (x) 70% of the consolidated book value of the inventory of the Company and its Subsidiaries and (y) 90% of the consolidated book value of the accounts receivable of the Company and its Subsidiaries, in each case as of the most recently ended fiscal quarter of the Company for which financial statements are available; provided, however, that the amounts referred to in clause (B) above shall be determined on a pro forma basis, giving effect to (1) the acquisition or disposition of any property or assets of the type described in clause (B) above since the date of such financial statements and (2) the acquisition or disposition of any property or assets of the type described in clause (B) above being acquired or disposed of in connection with any transaction giving rise to the calculation of the amounts referred to in clause (B) above;

(vii)                           Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(viii)                        Mortgages existing on the date of this Indenture or any extension, renewal, replacement or refunding of any Indebtedness secured by a Mortgage existing on the date of this Indenture or referred to in clauses (i), (ii), (iii) or (v) of this Section 4.03; provided that any such extension, renewal, replacement or refunding of such Indebtedness shall be created within 360 days of repaying the Indebtedness secured by the Mortgage referred to in clauses (i), (ii), (iii) and (v) of this Section 4.03, and the principal amount of the Indebtedness secured thereby and not otherwise authorized by clauses (i), (ii), (iii) or (v) of this Section 4.03 shall not exceed the principal amount of Indebtedness, plus any premium, accrued interest or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, the Company and any of its Significant Subsidiaries may create, incur, issue, assume or guarantee Indebtedness secured by Mortgages without equally and ratably securing the Notes, if at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all such Indebtedness secured by Mortgages which would otherwise be subject to restrictions (other than any Indebtedness secured by Mortgages permitted as described in clauses (i) through (viii) of this Section 4.03) plus all Attributable Debt of the Company and any of its Significant Subsidiaries in respect of Sale and Leaseback Transactions (with the exception of such transactions which are permitted under clauses (i) through (iv) of Section 4.04) does not exceed 10% of Consolidated Tangible Assets.

SECTION 4.04.                                                           Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Significant Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i)                                     the Sale and Leaseback Transaction is solely with the Company or any of its Restricted Subsidiaries;

(ii)                                  the lease is for a period not in excess of 24 months, including renewals;

(iii)                               the Company or such Significant Subsidiary would (at the time of entering into such arrangement) be entitled under clauses (i) through (viii) of Section 4.03, without equally and ratably securing the Notes then outstanding under this Indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Mortgage on such property or assets in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(iv)                              the Company or such Significant Subsidiary within 360 days after the sale of property or assets in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such property or assets or (B) the fair market value of such property or assets to (i) the retirement of the Notes, other Funded Debt of the Company ranking on a parity with the Notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of property or assets; or

(v)                                 the Attributable Debt of the Company and its Significant Subsidiary in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Closing Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (i) through (iv) of this Section 4.04), plus the aggregate principal amount of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (i) through (viii) of Section 4.03) which do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 10% of Consolidated Tangible Assets.

SECTION 4.05.                                                           Repurchase of Notes upon a Change of Control.

The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.  The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control pursuant to this Section 4.05, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with this Indenture applicable to an Offer to Purchase and purchases all Notes validly tendered and not withdrawn in such Offer to Purchase.

SECTION 4.06.                                                           Existence.

Subject to Articles Four and Five of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, certificate of formation, article of incorporation, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.07.                                                           Payment of Taxes and Other Claims.

The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

SECTION 4.08.                                                           Maintenance of Properties and Insurance.

The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

SECTION 4.09.                                                           Notice of Defaults.

In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.10.                                                           Compliance Certificates.

The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of the last fiscal quarter of each year, an Officers’ Certificate that need not comply with Section 11.04 stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year.  Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company and each Subsidiary Guarantor that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture.  For purposes of this Section 4.10, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.  If any of the officers of the Company and each Subsidiary Guarantor signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.  The first certificate to be delivered pursuant to this Section 4.10 shall be for the fiscal year beginning after the execution of this Indenture.

SECTION 4.11.                                                           Commission Reports and Reports to Holders.

Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto within the time periods specified by the Commission’s rules and regulations.  The Company shall supply the Trustee and each Holder who so requests or make available on its website to each such Holder, without cost to such Holder, copies of such reports and other information.  Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.

SECTION 4.12.                                                           Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.13.                                                           Issuances of Subsidiary Guarantees.

The Company shall cause each Significant Subsidiary of the Company (other than a Foreign Subsidiary or a Significant Subsidiary that is already a Subsidiary Guarantor) that (a) Guarantees Indebtedness of the Company or any Subsidiary Guarantor in an aggregate amount in excess of $50 million or (b) incurs or otherwise becomes liable for Indebtedness or Attributable Debt in respect of Sale and Leaseback Transactions, in an aggregate amount in excess of $50 million (other than (x) Indebtedness secured by a Mortgage permitted by clause (i), (ii), (iii), (iv) or (v) of Section 4.03 hereof or unsecured Indebtedness incurred to provide funds for the cost of acquisition, construction, development or improvement of property of such Significant Subsidiary and (y) Attributable Debt permitted by clauses (i) through (iv) of Section 4.04 hereof) shall execute and deliver a supplemental indenture (substantially in the form of Exhibit E hereto) to this Indenture providing for a Note Guarantee by such Significant Subsidiary pursuant to Article Ten.

SECTION 4.14.                                                           Additional Interest Notice.

In the event that the Company is required to pay interest to holders of Notes at an increased rate pursuant to the terms of the Notes, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay interest at an increased rate no later than fifteen days prior to the proposed payment date for the interest, and the Additional Interest Notice shall set forth the amount of interest to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the interest, or with respect to the nature, extent, or calculation of the amount of interest owed, or with respect to the method employed in such calculation of the interest.

ARTICLE FIVE
SUCCESSOR CORPORATION

SECTION 5.01.                                                           When Company or Subsidiary Guarantors May Merge, Etc.

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into it unless:

(i)                                     it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Notes;

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)                               it delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(iv)                              each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have confirmed in writing that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture.

Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and this Indenture, in connection with the sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all the Capital Stock of such Subsidiary Guarantor) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

(i)                                     such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and such Person assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

SECTION 5.02.                                                           Successor Substituted.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or any Subsidiary Guarantor in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or any Subsidiary Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Subsidiary Guarantor herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes and such Subsidiary Guarantor shall not be released from its Note Guarantee in the case of a lease of all or substantially all of its property and assets.

ARTICLE SIX
DEFAULT AND REMEDIES

SECTION 6.01.                                                           Events of Default.

The following events will be defined as “Events of Default” in this Indenture:

(a)                                 default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)                                 default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)                                  (1) the Company defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause (a) or (b) above and other than a default related to the obligations of the Company under Section 4.11) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or by Holders of 25% or more in aggregate principal amount of the Notes (with a copy to the Trustee) and (2) the Company defaults in the performance of or breaches its obligations under Section 4.11 and such default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or by Holders of 25% or more in aggregate principal amount of the Notes (with a copy to the Trustee);

(d)                                 there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $75.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(e)                                  any final judgment or order (not covered by insurance) for the payment of money in excess of $75.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $75.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(f)                                   a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding-up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(g)                                  the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(h)                                 any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

SECTION 6.02.                                                           Acceleration.

If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (d) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) of Section 6.01 shall be remedied or cured by the Company, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Any time after such declaration of acceleration, but before a judgment or decree for the payment of money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults with respect to the Notes and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment for such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.                                                           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, subject to Section 6.05, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 6.04.                                                           Waiver of Past Defaults.

Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.                                                           Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

SECTION 6.06.                                                           Limitation on Suits.

A Holder of Notes may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)                                     the Holder has previously given the Trustee written notice of a continuing Event of Default;

(ii)                                  the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(iii)                               such Holder or Holders offer the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

(iv)                              the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.  The Trustee shall mail to all Holders any notice it receives from Holders under this Section.

SECTION 6.07.                                                           Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                                                           Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Notes, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                                           Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote for the election of a trustee in bankruptcy or similar person and be a member of a creditors’ or other similar committee.

SECTION 6.10.                                                           Priorities.

If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default, any money or other property distributable in respect of the Company’s or Guarantors’ obligations under this Indenture, shall be paid out or distributed in the following order:

First:  to the Trustee for all amounts due under Section 7.07;

Second:  to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.                                                           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12.                                                           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.                                                           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.                                                           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN
TRUSTEE

SECTION 7.01.                                                           General.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.  Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.  The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Except during the continuance of an Event of Default, the Trustee need only perform such duties as are specifically set forth in this Indenture.  If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under this Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.  The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 7.02.                                                           Certain Rights of Trustee.

Subject to TIA Sections 315(a) through (d):

(i)                                     the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person;

(ii)                                  before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.04.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii)                               the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv)                              the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct;

(vi)                              whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(vii)                           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, financial statement, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at the Company’s sole cost and expense, to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(viii)                        the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Subsidiary Guarantor or by any Holder of the Notes;

(ix)                              the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(x)                                 in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xi)                              the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the indenture securities and this Indenture;

(xii)                           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(xiii)                        the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03.                                                           Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to TIA Sections 310(b) and 311.  In the event that the Trustee acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days or resign.

SECTION 7.04.                                                           Trustee’s Disclaimer.

The Trustee (i) makes no representation as to and shall not be responsible for the validity or adequacy of this Indenture, the Notes or the Note Guarantees, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture and (iii) shall not be responsible for any statement in the Notes or in any offering document in connection with the offering or sale of the Notes other than its certificate of authentication. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company or the Subsidiary Guarantors but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Note Guarantees. The Trustee shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Rating Agency.

SECTION 7.05.                                                           Notice of Default.

If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to any Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes.

SECTION 7.06.                                                           Reports by Trustee to Holders.

Within 60 days after each November 15, beginning with November 15, 2017, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such November 15, if required by TIA Section 313(a).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

SECTION 7.07.                                                           Compensation and Indemnity.

The Company shall pay to the Trustee such compensation as shall be agreed upon in writing, from time to time, for its services hereunder.  The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or willful misconduct on its part as finally adjudicated by a court of competent jurisdiction.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct on its part, as finally adjudicated by a court of competent jurisdiction..  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby as finally adjudicated by a court of competent jurisdiction.  The Company shall defend the claim and the Trustee shall cooperate in the defense provided, however, that the Trustee shall have the right to defend such claim if, upon the advice of counsel, its interests may be prejudiced by the conduct of such defense by the Company.  Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and termination of this Indenture.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.  “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08.                                                           Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time upon 30 days’ notice by so notifying the Company in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company.  The Company may remove the Trustee if:  (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.  If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section 7.08.

The Company or successor Trustee shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.  Upon the Trustee’s resignation or removal, the Company shall promptly pay the Trustee all amounts owed by the Company to the Trustee.

SECTION 7.09.                                                           Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

SECTION 7.10.                                                           Eligibility.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a).  The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

SECTION 7.11.                                                           Money Held in Trust.

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company in writing.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

ARTICLE EIGHT
DISCHARGE OF INDENTURE

SECTION 8.01.                                                           Termination of Company’s Obligations.

Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

(i)                                     all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii)                                  (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

With respect to the foregoing clause (i), the Company’s obligations under Section 7.07 shall survive.  With respect to the foregoing clause (ii), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.                                                           Defeasance and Discharge of Indenture.

The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(A)                               With reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, or premium, if any, on the Notes and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations, that through the payment of interest and principal in respect thereof, in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of any reinvestment of such principal and interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium if any, and accrued interest on the outstanding Notes (i) on the Stated Maturity of such principal and interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Notes; provided that the Company has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date;

(B)                               The Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(C)                               immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(D)                               if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(E)                                the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

Notwithstanding the foregoing, prior to the end of the 123-day (or one-year) period referred to in clause (B)(2) of this Section 8.02, none of the Company’s obligations under this Indenture shall be discharged.  Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and Article Eleven shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.  If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.01, then the Company’s obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

SECTION 8.03.                                                           Defeasance of Certain Obligations.

The Company may omit to comply with any term, provision or condition set forth in Sections 4.03 through 4.05 and such omission shall be deemed not to be an Event of Default under clause (c) of Section 6.01 and clauses (d) and (e) of Section 6.01 of this Indenture, shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

(i)                                     with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of any reinvestment of such principal and interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes (i) on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Notes; provided that the Company has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such redemption Date;

(ii)                                  the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

(iii)                               immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(iv)                              if the Notes are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

(v)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

SECTION 8.04.                                                           Application of Trust Money.

Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.05.                                                           Repayment to Company.

Subject to any applicable escheat and abandoned property laws and Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company, upon request set forth in an Officers’ Certificate, any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent, before being required to make any payment, may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06.                                                           Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                                           Without Consent of Holders.

The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Subsidiary Guarantors (other than with respect to any supplemental indenture executed in accordance with Section 4.13) and the Trustee may amend or supplement this Indenture or the Notes without notice to, or the consent of, any Holder to:

(1)                                 cure any ambiguity, defect or inconsistency in this Indenture;

(2)                                 comply with Article Five or Section 4.13;

(3)                                 comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA or in order to maintain such qualification;

(4)                                 evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(5)                                 provide for additional Notes; or

(6)                                 make any change that, in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

SECTION 9.02.                                                           With Consent of Holders.

Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Subsidiary Guarantors and the Trustee may amend this Indenture and the Notes with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(i)                                     change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii)                                  reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii)                               change the optional redemption dates or optional redemption prices of the Notes from that stated in Section 3.01;

(iv)                              change any place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(v)                                 impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) of any Note;

(vi)                              waive a Default in the payment of principal of, premium, if any, or interest on, any Note;

(vii)                           modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

(viii)                        release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture;

(ix)                              amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase under Section 4.05 after a Change of Control has occurred, including amending, changing or modifying any definition relating thereto; or

(x)                                 reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03.                                                           Revocation and Effect of Consent.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of Section 9.02.  In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

SECTION 9.04.                                                           Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee.  At the Company’s expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.05.                                                           Trustee to Sign Amendments, Etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company and the Subsidiary Guarantors.  Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.06.                                                           Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN
GUARANTEE OF NOTES

SECTION 10.01.                                                    Note Guarantee.

Subject to the provisions of this Article Ten, each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally Guarantees to each Holder of Notes hereunder and to the Trustee on behalf of the Holders:  (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the next succeeding paragraph.

Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by any Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Note Guarantee.  “Adjusted Net Assets” of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured.

Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.01,  8.02 and 8.03.  In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purposes of this Article Ten.  In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this Article Ten.

The obligations of each Subsidiary Guarantor under its Note Guarantee are independent of the obligations Guaranteed by the Subsidiary Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against any Subsidiary Guarantor to enforce this Note Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or any Subsidiary Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Subsidiary Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes.  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits.

The Note Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

SECTION 10.02.                                                    Obligations Unconditional.

Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Subsidiary Guarantor and the holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, upon failure by the Company to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

SECTION 10.03.                                                    Release of Note Guarantees.

The Note Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(i)                                     upon any sale, exchange or transfer (including by way of merger or consolidation) to any Person (other than an Affiliate of the Company) of all of the Capital Stock of such Subsidiary Guarantor;

(ii)                                  upon the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness of the Company or the repayment of the Indebtedness (or Attributable Debt) of such Subsidiary Guarantor, in each case which resulted in the obligation to Guarantee the Notes; provided that such Subsidiary Guarantor has not Guaranteed any other Indebtedness of the Company or any Subsidiary Guarantor or incurred or otherwise become liable for any other Indebtedness (or Attributable Debt) which would have resulted in an obligation to Guarantee the Notes;

(iii)                               if the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing; or

(iv)                              if the Notes are defeased in accordance with the terms of this Indenture.

If the Note Guarantee of any Subsidiary Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officers’ Certificate stating the identity of the released Subsidiary Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture.  At the request of the Company and upon being provided an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.04.                                                    Notice to Trustee.

Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee pursuant to the provisions of this Article Ten.

SECTION 10.05.                                                    This Article Not to Prevent Events of Default.

The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.06.                                                    Execution and Delivery.

Each Subsidiary Guarantor hereby agrees that its execution and delivery of a supplemental indenture substantially in the form of Exhibit E hereto, executed on behalf of such Subsidiary Guarantor by an officer thereof in accordance with Section 4.13 shall evidence its Note Guarantee set forth in Section 10.01 without the need for any further notation on the Notes.  Upon the execution and delivery of the supplemental indenture, the Note Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Subsidiary Guarantors.

Each of the Subsidiary Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of any Subsidiary Guarantors.

ARTICLE ELEVEN
MISCELLANEOUS

SECTION 11.01.                                                    Trust Indenture Act of 1939.

Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.  After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 11.02.                                                    Notices.

Any notice, request or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by fax transmission or overnight air courier guaranteeing next day delivery addressed as follows:

if to the Company:

Steel Dynamics, Inc.

7575 West Jefferson Blvd.

Fort Wayne, Indiana 46804

Facsimile:  260-969-3587

Attention:  Chief Financial Officer

if to the Trustee:

Wells Fargo Bank, National Association

140 East 42nd Street, 40th Floor

New York, New York 10017

Fax:  917-260-1594

Attention:  Corporate, Municipal and Escrow Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to the Holder if so mailed within the time prescribed.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods, including any non secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders.  Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.03.                                                    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)                                     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

SECTION 11.04.                                                    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)                               a statement that, in the opinion of each such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.05.                                                    Rules by Trustee, Paying Agent or Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.06.                                                    Payment Date Other Than a Business Day.

If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

SECTION 11.07.                                                    Governing Law; Waiver of Jury Trial.

This Indenture, the Notes and the Note Guarantees shall be governed by the laws of the State of New York.  The Trustee, the Company, the Subsidiary Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.  EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.08.                                                    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.09.                                                    No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person  of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

SECTION 11.10.                                                    Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.                                                    Duplicate Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.12.                                                    Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13.                                                    Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 11.14.                                                    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15.                                                    SECTION 11.15. U.S.A. Patriot Act.

The Company and the Subsidiary Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Remainder of page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

STEEL DYNAMICS, INC.

By:	/s/ Theresa E. Wagler
	Name:	Theresa E. Wagler
	Title:	Executive Vice President and Chief
Financial Officer

NEW MILLENNIUM BUILDING SYSTEMS, LLC
By:	STEEL DYNAMICS, INC., its sole member

By:	/s/ Theresa E. Wagler
	Name:	Theresa E. Wagler
	Title:	Vice President

STEEL DYNAMICS SALES NORTH AMERICA, INC.

By:	/s/ Theresa E. Wagler
	Name:	Theresa E. Wagler
	Title:	President

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/ Theresa E. Wagler
	Name:	Theresa E. Wagler
	Title:	Vice President

2026 Notes Indenture

STEEL OF WEST VIRGINIA, INC.

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

SWVA, INC.

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

MARSHALL STEEL, INC.

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

STEEL VENTURES, INC.

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

THE TECHS INDUSTRIES, INC.

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

JACKSON IRON & METAL COMPANY, INC.

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

2026 Notes Indenture

OMNISOURCE CORPORATION

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

OMNISOURCE TRANSPORT, LLC
By: OMNISOURCE CORPORATION, MANAGER AND SOLE MEMBER

By	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

OMNISOURCE, LLC
By: OMNISOURCE CORPORATION, MANAGER AND SOLE MEMBER

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

SUPERIOR ALUMINUM ALLOYS, LLC
By: OMNISOURCE CORPORATION, MANAGER AND SOLE MEMBER

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

OMNISOURCE SOUTHEAST, LLC
By: OMNISOURCE CORPORATION, MANAGER AND SOLE MEMBER

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

2026 Notes Indenture

STEEL DYNAMICS COLUMBUS, LLC

By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

2026 Notes Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

2026 Notes Indenture

EXHIBIT A

[APPLICABLE LEGENDS]

[FACE OF NOTE]

STEEL DYNAMICS, INC.

5.000% Senior Notes due 2026

144A CUSIP:  858119 BE9

144A ISIN:  US858119BE93(1)

REG S CUSIP: U85795 AP4

REG S ISIN: USU85795AP46(2)

No.	$

STEEL DYNAMICS, INC. an Indiana corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum [set forth on the Schedule of Increases or Decreases in Global Note attached hereto](3) [of                     ($            )] on December 15, 2026.

Interest Payment Dates:  June 15 and December 15, commencing June 15, 2017.

Regular Record Dates:  June 1 and December 1.(4)

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

(1)  With respect to Notes issued on the Closing Date.

(2)  With respect to Notes issued on the Closing Date.

(3)  With respect to Global Notes.

(4)  With respect to Notes issued on the Closing Date.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

STEEL DYNAMICS, INC.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 5.000% Senior Notes due 2026 described in the within-mentioned Indenture.

Date:	WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

STEEL DYNAMICS, INC.

5.000% Senior Notes due 2026

1.             Principal and Interest.

The Company will pay the principal of this Note on December 15, 2026.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at a rate of 5.000% per annum, subject to increase as described below.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the Regular Record Date immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 15, 2017.(5)

In certain circumstances, the Notes may be subject to the payment of additional interest pursuant to the provisions of the Registration Rights Agreement.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 6, 2016; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.             Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each Interest Payment Date, commencing June 15, 2017(6) to the persons who are Holders (as reflected in the Security Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after December 15, 2026.

(5)  With respect to Notes issued on the Closing Date.

(6)  With respect to Notes issued on the Closing Date.

This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency.  As long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal, premium, if any, and interest on this Note by wire transfer of immediately available funds to DTC or its nominee.  With respect to any Note that is not registered in the name of DTC or its nominee, the Company may pay principal, premium, if any, and interest by its check payable in such money of the United States that at the time of payment is legal tender for payment of public and private debts.  It may mail an interest check to a Holder’s registered address (as reflected in the Security Register).  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

The Notes may be exchanged or transferred at the office or agency of the Company.  Initially, the paying agent office of the Trustee will serve as such office.

3.             Paying Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar.  The Company may change any authenticating agent, Paying Agent or Registrar without notice.  The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.             Indenture; Limitations.

The Company issued the Notes under an indenture dated as of December 6, 2016 (the “Indenture”), among the Company, the Initial Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general unsecured obligations of the Company.

The Company may, subject to and applicable law, issue additional Notes under the Indenture.  The Indenture does not limit the amount of Notes that may be issued.

5.             Optional Redemption.

The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on or after December 15, 2021 and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing December 15 of the years set forth below:

Year	Redemption Price
2021	102.500%
2022	101.667%
2023	100.833%
2024 and thereafter	100.000%

In addition, at any time prior to December 15, 2019, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of common stock of the Company at a Redemption Price (expressed as a percentage of principal amount) of 105.000%, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of such redemption is mailed or sent within 90 days after such sale of common stock.

At any time or from time to time prior to December 15, 2021, the Company may redeem all or a portion of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder or otherwise sent in accordance with the procedures of the depository, at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date).

Notes in original denominations larger than $2,000 may be redeemed in part in multiples of $1,000 in excess thereof.  On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.             Repurchase upon Change of Control.

Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).

A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register.  Notes in original denominations larger than $2,000 may be sold to the Company in part in multiples of $1,000 in excess thereof.  On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7.             Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 of principal amount and multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes selected for redemption.  Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8.             Persons Deemed Owners.

A Holder shall be treated as the owner of a Note for all purposes.

9.             Unclaimed Money.

Subject to any applicable escheat and abandoned property laws, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request.  After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.          Discharge Prior to Redemption or Maturity.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.          Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12.          Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, suffer to exist or incur liens, enter into sale-leaseback transactions, or merge, consolidate or transfer substantially all of its assets.  Within

90 days after the end of the last fiscal quarter of each year, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13.          Successor Persons.

When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.          Defaults and Remedies.

Any of the following events constitutes an “Event of Default” under the Indenture:

(a)           default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)           default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)           (1) the Company defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a) or (b) above and other than a default related to the obligations of the Company under Section 4.11 of the Indenture) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes and (2) the Company defaults in the performance of or breaches its obligations under Section 4.11 of the Indenture and such default or breach continues for a period of 90 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(d)           there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $75.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(e)           any final judgment or order (not covered by insurance) for the payment of money in excess of $75.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $75.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(f)            a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding-up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(g)           the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(h)           any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company or any Subsidiary Guarantor occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.          Guarantee.

The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors.

16.          Trustee Dealings with the Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates as if it were not the Trustee.

17.          No Recourse Against Others.

No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

18.          Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.          Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.  Requests may be made to Steel Dynamics, Inc., 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804; Attention: Chief Financial Officer.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                 attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES, UNLEGENDED OFFSHORE GLOBAL NOTES AND UNLEGENDED OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Note is exchanged for an Exchange Note or sold in connection with an effective Shelf Registration Statement pursuant to the Registration Rights Agreement or (ii) the Private Placement Legend is removed from the Note pursuant to Section 2.02(ii) of the Indenture, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ (a)                        this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended provided by Rule 144A thereunder.

or

☐ (b)                        this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the Box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the principal amount:  $                   .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[include for Global Notes]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $[                     ].  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date	Amount of decreases in principal amount	Amount of increases in principal amount	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B

Form of Certificate

,

Wells Fargo Corporate Trust — DAPS Reorg

600 Fourth Street South 7th Floor

MAC N9300-070

Minneapolis, MN  55479

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:  Steel Dynamics, Inc. (the “Company”)
5.000% Senior Notes due 2026 (the “Notes”)

Dear Sirs:

This letter relates to U.S. $               principal amount of Notes due represented by a note (the “Legended Note”) which bears a legend outlining restrictions upon transfer of such Legended Note.  Pursuant to Section 2.02 of the Indenture dated as of December 6, 2016 (the “Indenture”) relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.  Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signatory

B-1

EXHIBIT C

Form of Certificate to Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

Wells Fargo Corporate Trust — DAPS Reorg

600 Fourth Street South 7th Floor

MAC N9300-070

Minneapolis, MN  55479

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:  Steel Dynamics, Inc. (the “Company”)
5.000% Senior Notes due 2026 (the “Notes”)

Dear Sirs:

In connection with our proposed purchase of $                   aggregate principal amount of the Notes, we confirm that:

1.  We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of December 6, 2016 (the “Indenture”) relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any

C-1

of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.  We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signatory

C-2

EXHIBIT D

Form of Certificate to Be Delivered in

Connection with Transfers Pursuant to Regulation S

,

Wells Fargo Corporate Trust — DAPS Reorg

600 Fourth Street South 7th Floor

MAC N9300-070

Minneapolis, MN  55479

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:  Steel Dynamics, Inc. (the “Company”)
5.000% Senior Notes due 2026 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of U.S.$                   aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, we represent that:

(1)  the offer of the Notes was not made to a person in the United States;

(2)  at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3)  no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

D-1

EXHIBIT E

Form of Supplemental Indenture
To Be Delivered By Subsequent Subsidiary Guarantors

Supplemental Indenture (this “Supplemental Indenture”), dated as of           , among                    (the “Guaranteeing Subsidiary”), a subsidiary of Steel Dynamics, Inc., an Indiana corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of December 6, 2016, providing for the issuance of an unlimited aggregate principal amount of 5.000% Senior Notes due 2026 (the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture, without the consent of any Holder, to amend or supplement the Indenture to add a Guarantee by the Guaranteeing Subsidiary of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

(3) Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Subsidiary Guarantors, if any, to Guarantee to each Holder and the Trustee the obligations of the Company under the Notes and the Indenture pursuant to Article Ten of the Indenture.

(4) No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Company (including the Guaranteeing Subsidiary) under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(5) Notices.  All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to the Guaranteeing Subsidiary, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

(6) Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

(7) Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(8) Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

(9) Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  Every reference in the Indenture to the Indenture shall hereby be deemed to mean the Indenture as supplemented by this Supplemental Indenture.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

(10) Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(11) Headings.  The headings of the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR], as a Guarantor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

STEEL DYNAMICS, INC., as the Company

By:
Name:
Title: